UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, incl. Zip Code)

Registrant’s telephone number, including area code: 41-52-633-02-44

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 9, 2010, Tyco International Ltd. (the “Company”) and its subsidiaries Tyco International Holding S.à r.l. (“Seller”), and Atkore International Group Inc. (“Atkore”) entered into an Investment Agreement (the “Investment Agreement”) with CD&R Allied Holdings, L.P. (“Investor”), a newly-formed special purpose vehicle owned by affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”) related to the sale of a majority interest in the Company’s Electrical and Metal Products business. Pursuant to the Investment Agreement, the Company and Seller have agreed to sell shares of a newly-created class of cumulative convertible participating preferred stock of Atkore (the “Preferred Stock”) to the Investor for $306 million.  The Preferred Stock to be sold to Investor will initially represent 51% of the outstanding capital stock (on an as-converted basis) of Atkore immediately following the closing of the investment (the “Investment”).  Atkore is a newly-incorporated holding company formed to hold the Company’s Electrical and Metal Products business.  Following the closing of the Investment, Seller will own all of the common equity of Atkore, representing the remaining 49% of Atkore’s outstanding capital stock (on an as-converted basis), and the Company will cease to consolidate the results of the Electrical and Metal Products business within its financial statements.  The Company has guaranteed Seller’s obligations under the Investment Agreement.  In connection with the Company’s entry into the Investment Agreement, the Company will discontinue the previously announced spin-off of the Electrical and Metal Products business.

Under the terms of the Investment Agreement, it is anticipated that Atkore (or a subsidiary of Atkore) will incur new third-party indebtedness of up to $465 million through a combination of borrowings under a secured revolving credit agreement and the issuance of new senior secured high yield notes (or bridge financing) and use such proceeds in part to repay $400 million in existing indebtedness of the Electrical and Metal Products business.  A payment adjustment for the Investment will be made between Seller and Atkore based upon the amount of cash, third-party indebtedness and working capital of Atkore and its subsidiaries at the closing relative to a target amount.

The consummation of the Investment is subject to certain customary conditions, including: (i) there not having occurred a “Material Adverse Effect” on the Electrical and Metal Products business since June 25, 2010; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and foreign antitrust clearance; and (iii) completion of a marketing period in connection with the new third-party financing arranged by Investor for the transaction.  Approval of the Company’s stockholders is not required in connection with the Investment.

The Preferred Stock to be purchased by Investor pursuant to the Investment Agreement will rank senior to Atkore’s common stock as to dividends and liquidation preference.  The Preferred Stock will have an initial liquidation preference of $306 million and entitle the holder to a dividend at a rate of 12.00% per annum on the liquidation preference, compounding quarterly and payable in cash or in additional shares of Preferred Stock at the option of Atkore.  Dividend payments will be eliminated for any prospective period prior to the tenth anniversary of the Investment if Atkore achieves certain thresholds related to its trailing twelve month EBITDA (as defined in the certificate of designations governing the Preferred Stock).  Each share of Preferred Stock generally votes on an as-converted basis, in addition to certain special consent rights, and is convertible at any time.  The Preferred Stock may not be redeemed without holder consent except after the tenth anniversary of the closing of the Investment, at which time Atkore may redeem all (but not less than all) of the Preferred Stock at its liquidation preference plus accrued and unpaid dividends.

The Investment Agreement contains customary representations, warranties and covenants of Seller and Investor.  The Investment Agreement contains customary termination rights for both Seller and Investor and provides that, upon the termination of the Investment Agreement under specific circumstances relating to a material breach of the Investment Agreement by Investor or where the new third-party debt financing to be incurred in connection with the transaction is unavailable at the closing of the investment, Investor will be obligated to pay Seller a termination fee of $45 million.  Each of Investor, Atkore and Seller has agreed to provide indemnification for certain breaches of the Investment Agreement and in respect of specified liabilities.

Under the Investment Agreement, Seller has agreed not to compete with Atkore and its business following the closing of the Investment until two years after Seller owns less than 50% of the equity owned by Seller as of the closing of the Investment.  The non-competition provision is subject to certain exceptions, including the ability of the Company’s business segments to continue to conduct their businesses as currently operated.

In connection with the Investment, Investor and Seller will enter into a stockholders agreement, pursuant to which Seller will be entitled to appoint three of Atkore’s eight board members.  Four of the remaining directors will be designated by Investor, with the chief executive officer of Atkore serving as the eighth director.  Prior to an initial public offering, so long as either the Seller or Investor and their respective affiliates own at least 25% of the total outstanding capital stock of Atkore, the consent of such party will be needed for certain significant company actions, including liquidation and dissolution, issuance of certain equity, incurrence of significant indebtedness and the disposal of a material amount of assets (subject to specified dollar thresholds).  The stockholders agreement and related agreements provide customary registration rights to each of Seller and Investor and include certain restrictions on the ability of each of Seller and Investor to transfer the equity of Atkore held by it; however, neither Seller nor Investor are bound by any minimum period during which such party would be prohibited from selling Atkore equity.  So long as Investor and its affiliates hold more than 50% of the total outstanding capital stock of Atkore, if they propose to sell all of their equity of Atkore to an unaffiliated third party, they may require the participation of all other stockholders in such transaction provided that the proceeds of such transaction are shared by all stockholders (including Investor and its affiliates) pro rata, on an as-converted basis.

After the earlier of the third anniversary of the closing of the Investment or such time as the Preferred Stock ceases to accrue dividends, either Seller or Investor, so long as they and their permitted affiliate transferees own at least 25% of the outstanding equity of Atkore, shall have the right to cause the initial public offering (“IPO”) of Atkore, so long as certain conditions are satisfied or waived.  In the event that either Seller or any of its permitted transferees initiates an IPO, Investor has a right to purchase the shares held by Seller or its transferees, as applicable, and its affiliates for a purchase price based on a valuation of the Company undertaken by three independent investment banks applying certain agreed upon valuation principles.

The foregoing description of the Investment Agreement is included to provide summary information regarding the terms of the Investment. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Investment Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On November 9, 2010, the Company issued a press release announcing entry into the Investment Agreement, a copy of which is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

2.1	Investment Agreement, dated as of November 9, 2010, among Tyco International Ltd., Tyco International Holding S.à.r.l., Atkore International Group Inc. and CD&R Allied Holdings, L.P.

99.1	Press Release issued by Tyco International Ltd., dated November 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

Date: November 9, 2010

	By:	/s/ John S. Jenkins Jr.
		Name:	John S. Jenkins Jr.
		Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Investment Agreement, dated as of November 9, 2010, among Tyco International Ltd., Tyco International Holding S.à.r.l., Atkore International Group Inc. and CD&R Allied Holdings, L.P.

99.1	Press Release issued by Tyco International Ltd., dated November 9, 2010